UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2019

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction
of Incorporation)

001-38248	46-3951329
(Commission File Number)	(I.R.S. Employer Identification No.)
1350 Lakeshore Drive Suite 160 Coppell, Texas	75019
(Address of Principal Executive Offices)	(Zip Code)

(469) 250-1185
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2019, Joseph E. Reece resigned as a member of the Board of Directors (the “Board”) of RumbleOn, Inc. (the “Company”) and as a member of the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board. Mr. Reece has accepted a position as a Partner and Head of Advisory Services for BDT & Company ("BDT"). Mr. Reece advised the Company that his new role will require a significant commitment of his time, limiting his ability to effectively serve the RumbleOn Board.

As a result of Mr. Reece's resignation, the Board is no longer comprised of a majority of independent directors, and as such, on October 23, 2019, the Company received a notice from the Nasdaq Capital Market ("NASDAQ") advising that the Company no longer meets NASDAQ Listing Rule 5605 requiring the Board be comprised of a majority of independent directors. Under the notice, the Company will have until the earlier of the Company's next annual shareholders' meeting or October 21, 2020 to regain compliance, however, if the Company's next annual shareholders' meeting is held before April 20, 2020, then the company will have until April 20, 2020 to evidence compliance. The Board has commenced a search to identify a qualified candidate to serve in Mr. Reece's place.

The NASDAQ notice has no current effect on the listing of the Company’s Class B common stock, which will continue to trade on NASDAQ under the symbol “RMBL."

The information set forth herein includes the information required under Item 3.01 of Form 8-K, "Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: October 25, 2019	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer

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